MPS GROUP, INC.

Exhibit 21

MPS GROUP, INC. AND SUBSIDIARIES

SUBSIDIARIES OF MPS GROUP, INC.

Name of Subsidiary	Jurisdiction of Incorporation

Domestic Subsidiaries

Accounting Principals, Inc.	Florida
Entegee, Inc.	Massachusetts
Modis, Inc.	Florida
Special Counsel, Inc.	Maryland
Pacioli Operations Corp.	Florida
First Shore, Inc.	Florida
Modis Professional Services, Inc.	Florida
MPS Asset Management Corp.	Florida
MPS Group, LLC	Florida
MPS IP Services Corp.	Florida
MPS Realty Services, Inc.	Florida
Soliant Health, Inc.	Georgia
Soliant, Inc.	Florida
Sunbelt Staffing Solutions, Inc.	Florida
Data Management Consultants, Inc.	Missouri
Idea.com, Inc.	Delaware
Modis of Georgia, Inc.	Florida
Modis/Computer Action, Inc.	Florida
Modis Consulting Partners, Inc.	Texas
Idea Integration Corp.	Florida
Beeline.com, Inc.	Florida
Beeline Operations Corp.	Florida
Alderson Reporting Company, Inc.	Delaware
LIT, Inc.	New York
Amicus Staffing, Inc.	Tennessee
The McKinley Group of Florida LLC	Delaware

Foreign Subsidiaries
MPS Group International PLC	UK
Badenoch and Clark Limited	UK
Modis International Limited	UK
Modis International Co.	Canada
Beeline International Company	Canada